Exhibit 31.1
CERTIFICATION OF CEO PURSUANT TO RULE 13a-14(a) or 15d-14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934, AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
I, Philip A. Falcone, certify that:
1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Zap.Com Corporation;
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Date: April 29, 2011

/s/ PHILIP A. FALCONE Philip A. Falcone
Chairman of the Board, President and Chief Executive Officer